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                                                                 EXHIBIT 4.43

                             VISION TWENTY-ONE, INC.
            FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT


         This First Amendment to Amended and Restated Credit Agreement (herein, the "Amendment") is entered into as of March 31, 2001, among Vision Twenty-One, Inc., a Florida corporation (the "Borrower"), the Lenders party hereto, and Bank of Montreal as Agent for the Lenders.

                             PRELIMINARY STATEMENTS

         A. The Borrower, the Lenders, and the Agent are parties to an Amended and Restated Credit Agreement, dated as of November 10, 2000 (herein, the "Credit Agreement"). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

         B. The Borrower and the Lenders have agreed to amend the Credit Agreement on the terms and conditions as provided for in this Amendment.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.        AMENDMENTS.

         Subject to the satisfaction of the conditions precedent set forth in
Section 3 below, the Credit Agreement shall be and hereby is amended as follows:

                  1.1. Section 8.5(c) of the Credit Agreement shall be amended and restated in its entirety to read as follows:

                           (c)      as soon as available, and in any event
                  within 25 days after the last day of each calendar month, a copy of the consolidated balance sheet of the Borrower and its Subsidiaries as of the last day of such month and the consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the month and for the fiscal year-to-date period then ended, together with a monthly balance sheet and income statement by each Borrower's business segments as of the last day of such month and an accounts receivable and accounts payable aging report as of the last day of such month, each in reasonable detail showing in the case of the balance sheet, income statement, and statement of cash flows in comparative form the figures against the Borrower's operating budget previously furnished to the Lenders and, for periods ending on or after October 31, 2001, the figures for the corresponding date and period in the previous fiscal year, prepared by the Borrower in accordance with GAAP
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                  and certified to by the Borrower's chief financial officer, or another officer of the Borrower reasonably acceptable to the Agent;

                  1.2. Section 8.7 of the Credit Agreement shall be amended by striking the period appearing at the end of subsection (h) thereof and inserting a semicolon followed by the word "and" and inserting immediately thereafter a new subsection (i) which shall read as follows:

                           (i) the Borrower's guarantee of the lease obligations owing with respect to the facilities leased by American SurgiSite Centers (or its affiliate) and by Dr. Hale (or his affiliate) which are located at 9210 East Mountain View Road, Scottsdale, Arizona, provided the aggregate amount of base rental payments for both facilities guaranteed by the Borrower does not exceed $125,000 per year and the leases guaranteed by the Borrower do not extend beyond March 31, 2004.

                  1.3. Section 8.22(b) of the Credit Agreement shall be amended and restated in its entirety to read as follows:

                           (b) The Borrower shall not permit any Dormant Subsidiary to engage in any trade or business or have total assets with a value of more than $1,000 without the prior written consent of the Required Lenders and then only if such Subsidiary becomes a guarantor of the Obligations and pledges its assets pursuant to Section 4 hereof; and the Borrower hereby agrees that it shall dissolve or merge out of existence all Dormant Subsidiaries by no later than May 31, 2001, unless otherwise consented to by the Required Lenders.

                  1.4. Section 8.25 and 8.26 of the Credit Agreement shall be amended and restated in their entirety to read as follows:

                           Section 8.25. Minimum EBITDA. As of the last day of
                  each fiscal quarter of the Borrower, the Borrower shall maintain EBITDA for the four fiscal quarters then ended of not less than:

                      FISCAL QUARTER ENDING ON         MINIMUM EBITDA
                             OR ABOUT
                             03/31/01                    $1,125,000
                             06/30/01                     2,225,000
                             09/30/01                     3,475,000
                             12/31/01                     4,700,000
                             03/31/02                     5,200,000


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
                      FISCAL QUARTER ENDING ON         MINIMUM EBITDA
                             OR ABOUT
                             06/30/02                     5,800,000
                             09/30/02                     6,300,000
                             12/31/02                     6,500,000
                             03/31/03                     6,700,000
                             06/30/03                     6,800,000
                      09/30/03 and thereafter             7,000,000

                  ; provided that (a) EBITDA shall be computed exclusive of EBITDA (positive or negative) attributable to operations discontinued by the Borrower on or before March 31, 2001, and
                  (b) EBITDA shall be calculated on March 31, 2001, for the one fiscal quarter then ended; on June 30, 2001, for the two fiscal quarters then ended; and on September 30, 2001, for the three fiscal quarters then ended.

                           Section 8.26. Interest Coverage Ratio. As of the last
                  day of each fiscal quarter of the Borrower, the Borrower shall maintain a ratio of (a) EBITDA for the four fiscal quarters of the Borrower then ended to (b) Interest Expense for the same four fiscal quarters of the Borrower then ended, of not less than :

                      FISCAL QUARTER ENDING ON           INTEREST COVERAGE RATIO
                             OR ABOUT
                             03/31/01                           .90 to 1.0
                             06/30/01                          1.00 to 1.0
                             09/30/01                          1.05 to 1.0
                             12/31/01                          1.10 to 1.0
                             03/31/02                          1.30 to 1.0
                             06/30/02                          1.45 to 1.0
                             09/30/02                          1.60 to 1.0
                             12/31/02                          1.55 to 1.0
                             03/31/03                          1.45 to 1.0
                             06/30/03                          1.35 to 1.0
                      09/30/03 and thereafter                  1.30 to 1.0

                  ; provided that (a) EBITDA shall be computed exclusive of EBITDA (positive or negative) attributable to operations discontinued by the Borrower on or before March 31, 2001, and


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                  (b) EBITDA and Interest Expense shall be calculated on March
                  31, 2001, for the one fiscal quarter then ended; on June 30, 2001, for the two fiscal quarters then ended; and on September 30, 2001, for the three fiscal quarters then ended.

                  1.5. Section 9.1(m) of the Credit Agreement shall be amended and restated in its entirety to read as follows:

                           (m) the Borrower and its shareholders fail to approve and authorize the increase in the authorized shares of the Borrower's capital stock pursuant to the Plan of Restructuring by May 31, 2001, or the Borrower fails to reserve sufficient shares of authorized capital stock of the Borrower to satisfy the requirements of the Convertible Note and Warrant Documents by such date.

SECTION 2.        WAIVERS.

         The Borrower has requested that the Lenders waive the Borrower's non-compliance with the following covenants contained in the Credit Agreement:
(a) Section 8.5(c) with respect to the delivery of the monthly financial statements and the accounts receivable and accounts payable aging reports for the months of December 2000, January 2001, and February 2001, (b) Section 8.24 with respect to the review and summary of IBNR claims due for the fiscal quarter ending December 31, 2000, and (c) Section 9.1(m) with respect to the shareholder approval required therein by February 28, 2001. In order to accommodate the Borrower's request, the Lenders hereby agree to waive the Borrower's non-compliance with the above-referenced covenants, provided that (i) the financial statements and financial reports referred to in clause (a) above (except the past-due accounts receivable aging reports) and the IBNR claims review and summary referred to in clause (b) above are delivered to the Lenders on or before April 30, 2001, (ii) the past due accounts receivable aging reports referred to in clause (a) above are delivered to the Lenders on or before May 31, 2001, and (iii) the Borrower comply with Section 1.4 above with respect to the required shareholder approval. Except as specifically waived hereby, all of the terms and conditions of the Credit Agreement shall stand and remain unchanged and in full force and effect. This waiver does not extend to or cover any other Events of Default which may now or hereafter exist under the Credit Agreement.

SECTION 3.        CONDITIONS PRECEDENT.

         The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

                  3.1. The Borrower, the Agent, and the Lenders shall have executed and delivered this Amendment.


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                  3.2.     Each Subsidiary (other than Dormant Subsidiaries)
         shall have executed its acknowledgement and consent to this Amendment in the space provided for that purpose below.

                  3.3. Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Agent and its counsel.

SECTION 4.        RELEASE OF CLAIMS.

         TO INDUCE THE LENDERS AND THE AGENT TO ENTER INTO THIS AMENDMENT, THE BORROWER AND, BY SIGNING THE ACKNOWLEDGEMENT AND CONSENT REFERRED TO BELOW, EACH OF ITS SUBSIDIARIES HEREBY RELEASE, ACQUIT, AND FOREVER DISCHARGE THE LENDERS AND THE AGENT AND EACH OF THEIR AFFILIATES, AND THEIR OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, SUCCESSORS, AND ASSIGNS, FROM ALL LIABILITIES, CLAIMS, DEMANDS, ACTIONS, AND CAUSES OF ACTION OF ANY KIND (IF ANY THERE BE), WHETHER ABSOLUTE OR CONTINGENT, DUE OR TO BECOME DUE, DISPUTED OR UNDISPUTED, AT LAW OR IN EQUITY, THAT THEY NOW HAVE OR EVER HAD AGAINST THE LENDERS AND THE AGENT AND THEIR AFFILIATES, OR ANY ONE OR MORE OF THEM INDIVIDUALLY, UNDER OR IN CONNECTION WITH THE CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY OTHER CREDIT, DEPOSIT OR OTHER FINANCIAL ACCOMMODATION MADE AVAILABLE TO THE BORROWER OR ANY ONE OR MORE OF ITS SUBSIDIARIES.

SECTION 5.        MISCELLANEOUS.

         5.1. The Borrower has heretofore executed and delivered to the Agent and the Lenders certain of the Collateral Documents. The Borrower hereby acknowledges and agrees that, notwithstanding the execution and delivery of this Amendment, the Collateral Documents remain in full force and effect and the rights and remedies of the Agent and the Lenders thereunder, the obligations of the Borrower thereunder, and the liens and security interests created and provided for thereunder remain in full force and effect and shall not be affected, impaired, or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

         5.2. Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

         5.3. The Borrower agrees to pay on demand all costs and expenses of or incurred by the Agent in connection with the negotiation, preparation, execution, and delivery of this Amendment and the other instruments and documents to be executed and delivered in connection herewith, including the fees and expenses of counsel for the Agent.


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         5.4.     This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.

         5.5. This Amendment together with the other Loan Documents represent the entire agreement of the Borrower, its Subsidiaries, the Lenders and the Agent with respect to the subject matter hereof and thereof, and there are no promises or undertakings by the Lenders or the Agent relative to the subject matter hereof or thereof not expressly set forth therein.


                           [SIGNATURE PAGES TO FOLLOW]


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         This First Amendment to Amended and Restated Credit Agreement is dated as of the date and year first above written.

                                        VISION TWENTY-ONE, INC.



                                        By        /s/ Richard W. Jones
                                           Name   Richard W. Jones
                                           Title  Chief Financial Officer

         Acknowledged and agreed to as of the date first above written.

BANK OF MONTREAL, in its individual
capacity as a Lender and as Agent                              BANK ONE TEXAS, N.A.




                                                               By   /s/ Linda M. Thompson
By   /s/ Jack J. Kane                                             Name  Linda M. Thompson
   Name  Jack J. Kane                                             Title Sr. Vice President
   Title  Director

PACIFICA PARTNERS I, L.P.                                      PILGRIM PRIME RATE TRUST



By:  Imperial Credit Asset Management, as                      By:  Pilgrim Investments, Inc., as its
     its Investment Manager                                         Investment Manager



By   /s/ Dean K. Kawai                                         By   /s/ Charles E. LeMieux, CFA
   Name  Dean K. Kawai                                            Name  Charles E. LeMieux
   Title Vice President                                           Title Vice President


PILGRIM AMERICA HIGH INCOME                                    MERRILL LYNCH BUSINESS FINANCIAL
INVESTMENTS LTD.                                               SERVICES, INC.


By:  Pilgrim Investments, Inc., as its
     Investment Manager                                        By   /s/ Gary L. Stewart
                                                                  Name  Gary L. Stewart
                                                                  Title Vice President
By   /s/ Charles E. LeMieux, CFA
   Name  Charles E. LeMieux
   Title Vice President


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

                           ACKNOWLEDGEMENT AND CONSENT

         The undersigned Subsidiaries of Vision Twenty-One, Inc., have heretofore executed and delivered to the Agent and the Lenders one or more Guaranties and Collateral Documents. Each of the undersigned hereby consents to the First Amendment to Amended and Restated Credit Agreement as set forth above and confirms that its Guaranty and Collateral Documents, and all of its obligations thereunder, remain in full force and effect. Each of the undersigned further agrees that the consent of the undersigned to any further amendments to the Credit Agreement shall not be required as a result of this consent having been obtained, except to the extent, if any, required by the Loan Documents referred to above.

                               "GUARANTORS"


                               VISION 21 PHYSICIAN PRACTICE MANAGEMENT COMPANY VISION 21 MANAGED EYE CARE OF TAMPA BAY, INC. VISION TWENTY-ONE MANAGED EYE CARE IPA, INC. BBG-COA, INC.
                               LSI ACQUISITION, INC.
                               MEC HEALTH CARE, INC.
                               VISION TWENTY-ONE EYE SURGERY CENTERS, INC.
                               EYE SURGERY CENTER MANAGEMENT, INC.
                               VISION TWENTY-ONE REFRACTIVE CENTER, INC.
                               VISION TWENTY-ONE OF WISCONSIN, INC.
                               NEW JERSEY EYE LASER CENTERS, INC.
                               VISION TWENTY-ONE EYE LASER CENTERS, INC.
                               BLOCK VISION, INC.
                               UVC INDEPENDENT PRACTICE ASSOCIATION, INC.


                               By  /s/ Mark B. Gordon
                                   Mark B. Gordon, an authorized signatory for
                                       each of the above-referenced entities


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